Articles of Incorporation and Bylaws

     (Bylaws Amended March 25, 1970; February 29, 1972; February 27, 1973; February 1, 1983, February 3, 1987; February 9, 1988; February 11, 1992;
                      February 28, 1995; and March 21, 2000)

           National Rural Utilities Cooperative Finance Corporation

Contents


Articles of Incorporation               Section 1    Number
Bylaws                                  Section 2    Election and Term
                                                       of Office
                                        Section 3    Removal
Article I   Purposes and Powers         Section 4    Vacancies
Section 1   Purposes                    Section 5    President
Section 2   Powers                      Section 6    Vice President
Article II  Members and Membership      Section 7    Secretary-Treasurer
Section 1   Eligibility for Membership  Section 8    Governor
Section 2   Method and Terms of         Section 9    Bonds of Officers
              Admission to Membership   Section 10   Reports
Section 3   Property Rights of          Article VII  Removal of
              Members                                  Directors and Officers
            Non-liability for Debts     Article VIII Contracts,
              of the Association                     Checks and Deposits
Section 4   Transfer of Membership -    Section 1    Contracts
              Withdrawal                Section 2    Checks, Drafts, Etc.
Section 5   Effect of Termination of    Section 3    Deposits
              Membership                Article IX   Waiver of Notice
Article III Meetings of Members         Article X    Irregularities In
Section 1   Annual Meeting                             Notice
Section 2   Special Meetings            Article XI   Allocation and Distri-
Section 3   Notice of Members' Meeting                 bution of Net Savings
Section 4   Quorum                      Section 1    Nonprofit Operation
Section 5   Voting                      Section 2    Reserve Funds
Section 6   Member Representatives      Section 3    Educational Fund
              And Alternatives          Section 4    Patronage Capital
Section 7   Order of Business                          Certificates
Article IV  Directors                   Article XII  Seal
Section 1   Number and General Powers   Article XII  Miscellaneous
Section 2   First Board of Directors    Section 1    Fiscal Year
Section 3   Districts                   Section 2    Books, Auditing
Section 4   District Meetings           Section 3    Annual Report
Section 5   Nominations                 Section 4    Rules of Order
Section 6   Tenure of Office            Section 5    Waiver of Notice of
Section 7   Qualifications                             Meetings
Section 8   Meetings                    Article XIV  Indemnification and Bond
Section 9   Quorum                      Section 1    Authorization
Section 10  Manner of Acting            Section 2    Procedure
Section 11  Compensation                Section 3    Advance Payments
Article V   Committees                  Section 4    Other Rights to
Article VI  Officers                                   Indemnification
                                        Article XV   Amendments

                          Articles of Incorporation
           National Rural Utilities Cooperative Finance Corporation

We, the undersigned, five or more natural persons of the age of 21 years or more, do hereby voluntarily associate ourselves together and form a nonprofit corporation under the District of Columbia Cooperative Association Act (June 19, 1940, 54 Stat., Ch. 397) and to that end duly adopt and acknowledge the following Articles of Incorporation:

ARTICLE I
The purposes of this Association shall be: to provide, secure, and arrange financing for its members and patrons as required by them for the planning, initiation, and execution of their programs, projects, and undertakings conducted in accordance with and in pursuance of their objectives under the statutes of their respective places of organization and operation in the United States of America, its territories and possessions, for the primary and mutual benefit of the patrons of the Association and their patrons, as ultimate consumers.

The powers of the Association shall be those set forth in the Act and shall be exercised by the Association's Board of Directors in accordance with the purpose and provisions of the Act, the Association's Articles of Incorporation and Bylaws, and the decisions of its membership meetings and in pursuance of its purpose.

ARTICLE II
The name of the Association shall be "National Rural Utilities Cooperative Finance Corporation."

ARTICLE III
The term of existence of the Association shall be perpetual.

ARTICLE IV
The principal office of the Association shall be located at c/o CT Corporation System, 918 16th Street, N.W., in the City of Washington, District of Columbia.

ARTICLE V
The names and addresses of the incorporators of the Association are as follows:
W.C. Carlton, 118 Holly Lane, Morehead City, North Carolina
Sailey Ennis, Country Club Road, R.F.D. #3, Barre, Vermont
Walter Harrison, 705 Harvey Street, Millen, Georgia
E.V. Lewis, 808 1/2 Knox Abbott Dr., Cayce, South Carolina
J.K. Smith, 4515 Bishop Lane, Louisville, Kentucky
James T. Dudley, P.O. Box 767, Lucedale, Mississippi
Owen Manning, 770 South Second St., Coshocton, Ohio
Arden Warner, Rural Route 2, Silver Lake, Indiana
Earl L. King, 323 University Avenue, Des Moines, Iowa
Raymond W. Rusteberg, R.F.D. #1, Valmeyer, Illinois
Virgil H. Herriott, 1308 Legeros Drive, Brookings, South Dakota
Clarence W. Peterson, Box 361, Pelican Rapids, Minnesota
Leland Kitt, R.F.D. #1, Palisade, Nebraska
William A. Byers, Route 1, Fruita, Colorado
Leland F. Leatherman, 711 West 3rd St., Little Rock, Arkansas

Vincent Slatt, East 515 Ermina, Spokane, Washington
John A. Pierce, Malta, Idaho
J.R. Cobb, 8140 Burnett Road, Austin, Texas
T.W. Hunter, P.O. Box 394, Newberry, South Carolina
Robert D. Partridge, 2000 Florida Ave., N.W., Washington, D.C.

ARTICLE VI
The names and addresses of the directors who shall manage the affairs of the Association for the first year, unless sooner changed by the members, are as follows:
W.C. Carlton, 118 Holly Lane, Morehead City, North Carolina
Sailey Ennis, Country Club Road, R.F.D. #3, Barre, Vermont
Walter Harrison, 705 Harvey Street, Millen, Georgia
E.V. Lewis, 808 1/2 Knox Abbott Dr., Cayce, South Carolina
J.K. Smith, 4515 Bishop Lane, Louisville, Kentucky
James T. Dudley, P.O. Box 767, Lucedale, Mississippi
Owen Manning, 770 South Second St., Coshocton, Ohio
Arden Warner, Rural Route 2, Silver Lake, Indiana
Earl L. King, 323 University Avenue, Des Moines, Iowa
Raymond W. Rusteberg, R.F.D. #1, Valmeyer, Illinois
Virgil H. Herriott, 1308 Legeros Drive, Brookings, South Dakota
Clarence W. Peterson, Box 361, Pelican Rapids, Minnesota
Leland Kitt, R.F.D. #1, Palisade, Nebraska
William A. Byers, Route 1, Fruita, Colorado
Leland F. Leatherman, 711 West 3rd St., Little Rock, Arkansas
Lloyd Patton, Route 1, Chattanooga, Oklahoma
Vincent Slatt, East 515 Ermina, Spokane, Washington
John A. Pierce, Malta, Idaho
J.R. Cobb, 8140 Burnett Road, Austin, Texas
R.B. Moore, Box 1447, Lovington, New Mexico
T.W. Hunter, P.O. Box 394, Newberry, South Carolina
Robert D. Partridge, 2000 Florida Ave., N.W., Washington, D.C.

ARTICLE VII
The Association is organized without shares and the number of memberships subscribed for is twenty-two.

ARTICLE VIII
The property rights of the members in this Association shall be equal.

ARTICLE IX
In the event of the dissolution of this Association, its assets shall be distributed in the following manner and order:

1.     By paying its debts and expenses.
2. By returning to the members of the Association the par value of their membership certificates.
3. By payment to the holders thereof the face amount of any Patronage Capital Certificates which may be then outstanding, prorated if necessary.

4. By distributing any surplus to all patrons who have been members or subscribers at any time during the six-years preceding the date of dissolution on a pro rata basis in proportion to their patronage during such six-year period.

IN WITNESS WHEREOF the undersigned incorporators have hereunto set their hands this 10th day of April, 1969.
/s/ Sailey Ennis             /s/ Virgil H. Herriott
/s/ W.C. Carlton             /s/ Clarence W. Peterson
/s/ Walter Harrison          /s/ Leland Kitt
/s/ E.V. Lewis               /s/ William A. Byers
/s/ J.K. Smith               /s/ Leland F. Leatherman
/s/ James T. Dudley          /s/ Vincent Slatt
/s/ Owen Manning             /s/ John A. Pierce
/s/ Arden Warner             /s/ J.R. Cobb
/s/ Earl L. King             /s/ T. W. Hunter
/s/ Raymond W. Rusteberg     /s/ Robert D. Partridge

DISTRICT OF COLUMBIA:SS

I, Viola M. Spooner, a Notary Public of the District of Columbia, hereby certify that on the 10th day of April, personally appeared before me W.C. Carlton, Sailey Ennis, Walter Harrison, E.V. Lewis, J.K. Smith, James T. Dudley, Owen Manning, Arden Warner, Earl L. King, Raymond W. Rusteberg, Virgil H. Herriott, Clarence W. Petersen, Leland Kitt, William A. Byers, Leland F. Leatherman, Vincent Slatt, John A. Pierce, J.R. Cobb, T.W. Hunter, Robert D. Partridge, who, being by me first duly sworn, declared that they signed the foregoing document as incorporators, and that the statements contained therein are true.


/s/ Viola M Spencer
Notary Public, D.C.
My Commission Expires March 31, 1971



(SEAL)

                                    Bylaws
           National Rural Utilities Cooperative Finance Corporation
      (Bylaws Amended March 25, 1970; February 29, 1972; February 27, 1973; February 1, 1983, February 3, 1987; February 9, 1988; February 11, 1992;
                      February 28, 1995; and March 21, 2000)

ARTICLE I - Purposes and Powers

Section l. Purposes. The purposes of National Rural Utilities Cooperative Finance Corporation (hereinafter called the Association) shall be as stated in its Articles of Incorporation.
Section 2.  Powers.

(a) For the accomplishment of its purposes, the powers of this Association shall be those conferred upon it by section 29-804 of the District of Columbia Cooperative Association Act (hereinafter referred to as the Act).

(b) The Association shall engage only in those activities directly related to carrying out its purposes as stated in its Articles of Incorporation, and shall at no time furnish services, other than financing services, provided to, or engage in activities, other than financing activities, conducted for its Class A, Class B, and Class C members by a Class D member.

ARTICLE II-Members and Membership

Section 1. Eligibility for Membership. The original subscribers to membership shall constitute the initial membership of the Association, and they are designated charter members without payment of membership fee. Charter memberships shall terminate when members have been admitted to membership from all eleven districts established in Article IV, Section 3 of these Bylaws. Other than the charter members, membership in the Association shall be limited to the following classes:

(a) Class A. Cooperative or nonprofit corporations, public corporations, utility districts, and other public bodies, which have received or are eligible to receive a loan or commitment for a loan from the Rural Electrification Administration, and which are engaged or planning to engage in the furnishing of utility services to their members and patrons for their use as ultimate consumers.

(b) Class B. Cooperative or nonprofit corporations which are federations of Class A members or of other Class B members, or both, or which are owned and controlled by Class A members or by other Class B members, or both, and which are engaged or planning to engage in the furnishing of utility services primarily to Class A members or other Class B members.

(c) Class C. Statewide and regional associations which are wholly-owned or controlled by Class A members or Class B members, or both, or which are wholly-owned subsidiaries of a CFC member, and which do not furnish utility services but which supply other forms of service to their members.

(d) Class D. National associations of cooperatives which are Class A, Class B, and Class C members, provided said national associations have, at the time of admission to membership in this Association, members domiciled in at least 80 percent of the states of the United States.

(e) Associate Member. Nonprofit groups or entities organized on a cooperative basis, which are owned, controlled, or operated by Class A, B, or C members or the Association, and which are engaged or planning to engage in the furnishing of non-electric services, including without limitation telecommunication services, primarily for the benefit of ultimate consumers. Anything in these bylaws (including without limitation the provisions of Article III, Section 5) to the contrary notwithstanding, no Associate Member shall be entitled to vote at any meeting of the members, whether district or annual, or to be counted for purposes of determining whether the requisite number of members is present to constitute a quorum at any meeting or has requested the call of a special meeting. Trustees, directors, and managers of Associate Members shall not by virtue of any of these offices be eligible for election to the Board of Directors.

Section 2.  Method and Terms of Admission to Membership.

(a) An applicant for membership shall make application therefor on a form which shall be specified by the Board of Directors, and shall forward said application to the Secretary accompanied by payment for the membership fee which shall be $1,000.00 for organizations classified as Class A, Class B, Class D, and Associate Members in Article II, Section 1, and $200.00 for organizations classified as Class C in Article II, Section 1 of these Bylaws.

(b) The Secretary shall present each application with the required accompanying documents and payment of membership fee to the Board of Directors for approval; and upon determination that the applicant has fully complied with the eligibility and other requirements for these Bylaws, the applicant may be admitted to membership. A certificate of membership, in form as specified by the Board of Directors and complying with the requirements of the Act, shall be issued to the applicant upon admission to membership and the applicant shall have all the rights, privileges, duties, and responsibilities of membership from and after the date of such issuance.

Section 3. Property Rights of Members; Non-Liability for Debts of the Association. The property rights of all members shall be equal; they shall be entitled to the return of the par value of their membership certificates when and as provided by law, and in the Articles of Incorporation and these Bylaws. The property of the members of the Association shall be exempt from execution for the debts of the Association and no member shall be liable or responsible for any debts or liabilities of the Association.

Section 4.  Transfer of Membership-Withdrawal.

(a) Membership in the Association and certificates representing such membership shall not be transferable, except that, in case of a merger or consolidation of a member with another corporation, membership may be vested in the successor corporation, provided the latter is eligible to membership.

(b) Withdrawal from membership and retirement of membership certificates may be accomplished in the manner prescribed in section 29-826 of the Act. For the purpose of said section and other sections of the Act referring to the par value of a member's holdings, the par value of membership certificates which constitute such holdings shall be the amount of the membership fee prescribed for the applicable class of membership in Article II, Section 2, Subsection (a) of these Bylaws.

Section 5. Effect of Termination of Membership. Termination of membership in any manner shall operate as a release of all right, title, and interest of the member in the property and assets of the Association; provided, however, that such termination of membership shall not release the member from debts or liabilities of such member to the Association.

ARTICLE III-Meetings of Members

Section 1. Annual Meeting. The annual meeting of the members shall be held on the tenth day of January of each year at such time and place as shall be designated by the Board of Directors in the notice of the meeting, for the purpose of electing directors, passing upon reports covering the previous fiscal year, and transacting such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day. In the event that the national welfare or the best interest or convenience of the Association shall, in the judgment of the Board of Directors, demand a postponement or advancement of the annual meeting, such annual meeting may be postponed for a period not exceeding 180 days, or advanced not more that 90 days, by the Board of Directors, and all members shall be notified of the postponement or advancement, and the date fixed for the postponed or advanced annual meeting, and such annual meeting when so held in accordance with such notice shall be and constitute the regular annual meeting of members in as full, complete, and ample a manner as though held on the date herein specified. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the Association.

Section 2. Special Meetings. Special meetings of the members may be called by the President, by the Board of Directors, or upon a written request signed by at least ten per cent (10%) of all the members and it shall thereupon be the duty of the Secretary to cause notice of such meeting to be given as hereinafter provided. Special meetings of the members may be held at any place specified in the notice of the special meeting.

Section 3. Notice of Members' Meetings. Written or printed notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than forty-five (45) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the Secretary, or by the persons calling the meeting, to each member. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, in a sealed envelope, addressed to the member at his or its address as it appears on the records of the Association, with postage thereon prepaid. The failure of any member to receive notice of an annual or special meeting of the members shall not invalidate any action which may be taken by the members at any such meeting.

Section 4. Quorum. The presence of representatives of at least ten percent (10%) of the total number of members of the Association shall constitute a quorum for the transaction of business at all meetings of the members. Any representative before participating in the meeting shall submit an instrument in writing, executed by the President or Vice President, and the Secretary of the member represented by him, certifying that he has been selected to represent such member, or certifying that he is the President of such member, and authorized to cast the vote of such member in accordance with the provisions of Section 5 of Article III of these Bylaws. In the event that less than a quorum as herein provided shall be present at any regular or special meeting, a majority of those present may adjourn the meeting from time-to-time without further notice.

Section 5. Voting. Each member shall be entitled to one vote and no more upon each matter submitted to a vote at all meetings of the members. In the event the representative of a member is absent, or is unable or refuses to act, the alternate designated by such member shall act in his stead and shall cast the vote of such member. However, if both the representative and alternate of such member shall fail to act, then the President of such member may represent and cast the vote of such member as provided in Article III, Section 6 of these Bylaws. No individual may represent more than one member and proxy voting is prohibited in all meetings.

Section 6. Member Representatives and Alternates. Each member admitted to membership pursuant to Article II, Section 2 of these Bylaws shall be entitled to select either by vote of its membership or its Board of Directors one of its members, directors, or employees to act as the representative, and one such person to act as the alternate, of such member at the meetings of the Association. Such representative or alternate when so selected and upon said member having qualified as provided in Section 2 of Article II of these Bylaws shall continue to be the representative or alternate, respectively, of such member until he shall resign or the member shall have selected a successor representative or alternate and shall have so notified the Secretary of the Association in writing by an instrument executed in the name of the member through its legally authorized officers. In the event any member shall fail to select a representative or alternate as herein provided or the representative or alternate selected by such member shall be unable to serve or for any cause fail to so serve, the President of the member shall serve as its representative and cast its vote.

Section 7. Order of Business. The order of business at the annual meeting of the members, and so far as applicable and possible at all other meetings of the members, shall be essentially as follows:
1. Enrollment and determination of a quorum.
2. Reading of the notice of the meeting and proof of the mailing thereof, or of the waiver or waivers of notice of the meeting, as the case may be.
3. Reading of unapproved minutes of previous meetings of the members and the taking of necessary action thereon.
4. Presentation and consideration of reports of officers, directors, and committees.
5. Election of directors.
6. Unfinished business.
7. New business.
8. Adjournment.

ARTICLE IV-Directors

Section 1. Number and General Powers. The business and affairs of the Association shall be managed by a Board of twenty-two Directors, which shall exercise all of the powers of the Association except such as are by law, the Articles of Incorporation, or these Bylaws conferred upon or reserved to the members.

Section 2.  First Board of Directors.
(a) The persons named in the Articles of Incorporation of the Association as members of the First Board of Directors shall compose the board until they are succeeded by a board elected by members of the Association other than its charter members, or until their successors shall have been otherwise elected and shall have qualified.

(b) In the event that applicants for Class A, Class B, Class C, and Class D membership shall not have been admitted into membership in the Association by July 1, 1970, in lieu of the nominating and election procedures prescribed in this Article, the First Board of Directors shall make such provision as the board shall deem appropriate for the nomination and election of the first elected Board of Directors and the selection of nominating committees in each district, to be conducted at the first regular annual meeting of members, or at a special meeting of members duly called for such purposes, after members, other than charter members, shall have been admitted to membership in all eleven districts. Thereafter, the procedures prescribed in this Article for the nomination and election of directors shall be followed.

Section 3.  Districts.

(a)  There shall be eleven districts as follows:

No. 1: Maine, Vermont, New Hampshire, Massachusetts, New York, Connecticut, Rhode Island, New Jersey, Pennsylvania, Delaware, Maryland, Virginia, and North Carolina.
No. 2: South Carolina, Georgia, Florida, and all territories, possessions, and commonwealths of the United States bordering upon or in the Atlantic Ocean.
No. 3:   Kentucky, Tennessee, Mississippi, and Alabama.
No. 4:   Michigan, Indiana, Ohio, and West Virginia.
No. 5:   Wisconsin, Iowa, and Illinois.
No. 6:   North Dakota, South Dakota, and Minnesota.
No. 7:   Wyoming, Nebraska, Colorado, and Kansas.
No. 8:   Oklahoma, Missouri, Arkansas, and Louisiana.
No. 9: Washington, Montana, Idaho, Oregon, Nevada, California, Utah, Alaska, Hawaii, and all territories, possessions, and commonwealths of the United States bordering upon or in the Pacific Ocean, except the Panama Canal Zone.
No. 10:  Arizona, New Mexico, and Texas.
No. 11:  Class D Member

(b)  Each district shall be represented by two board members.

(c) In Districts Nos. 1 to 10, inclusive, one of the two positions on the Board of Directors in each district shall be designated "Position D" and the other "Position M." No person shall be eligible to become or remain a "Position D" director who is not a trustee or director of a member organization within the district; and no person shall be eligible to become or remain a "Position M" director who is not a manager of a member organization within the district. A person who is both a manager and a trustee or director of member organizations shall not be eligible to become or remain a "Position D" director.

(d)  At all stages of the nominating and election process prescribed in this
Article IV, there shall be clearly stated in all notices and petitions and on all ballots the designation of the position to which a candidate is to be elected.

(e) The two directors in each of Districts Nos. 1 to 10, inclusive, shall not represent members from the same state, except where only one state within the district has members.

(f) Other than the Class D Member, in the event a member conducts operations in more than one state or district, it shall be deemed to be a member within the state or district in which its principal headquarters is located: except that upon the request of such a member, the Board of Directors may designate that for purposes of this section the member is located in a state or district in which it conducts operations, other than the state or district in which its principal headquarters is located.

Section 4. District Meetings. The Board of Directors each year shall call a separate meeting of the members in each of Districts Nos. 1 to 10, inclusive, as established by Section 3 of this Article, for the purpose of electing a nominating committee, or electing a director or both, as the case may be, and of formulating proposed resolutions and recommendations for submission to the annual meeting. Such district meeting shall be held during the period July 1 to December 31 of each calendar year at such place within or without said district as shall be designated by the Board of Directors. Notice of such meeting shall be given in accordance with the provisions of Article III, Section 3 and shall specify the persons to act as chairman and secretary of the meeting and the business to come before the meeting, including the names of any director candidates to be voted upon and such information about the director candidates as has been submitted.

The Board of Directors shall designate one of the directors from such district to act as chairman and the other director from such district to act as secretary of the meeting, or in the absence of either, the members present shall elect a chairman or secretary, as required.

The presence of representatives of at least ten percent (10%) of the total number of members of the Association in each district shall constitute a quorum for the transaction of business at each district meeting.


Section 5.  Nominations and Elections.

(a) All candidates for election to the Board of Directors from Districts Nos. 1 to 10, inclusive, shall be nominated and elected in the following manner:
(1) At the district meeting next before that at which candidates are to be elected to a position on the board from such district, a nominating committee shall be elected composed of one person from each state within the district, each of which persons must be a trustee, director, or manager of a member.
(2) The Board of Directors in its call for a district meeting, as provided in Section 4 of this Article, shall specify the method of electing the nominating committee.
(3) The nominating committee shall, at least 90 days before the district meeting at which candidates for the Board are to be elected, submit to the Secretary of this Association the names of two or more nominees for each position for which an election is to be held, together with a statement as to each nominee's background, qualifications, availability, and eligibility to serve, if elected.
(3) In the event a nominating committee has not been elected, or fails to select at least two nominees for each position for which an election is to be held or otherwise fails to comply with the provisions of this Section 5, the Board of Directors shall, on behalf of the nominating committee, name the nominees or as many nominees as shall be necessary to complete a full slate, and said nominations made by the Board of Directors, together with nominations made by petition, if any, in accordance with subsection (a) (4) of this Section 5, shall be voted upon at the district meeting held pursuant to subsection (a) (6) of this Section 5.
(4) In addition to the nominees named by the nominating committee, other nominations may be made by petition of one-fourth of the members within the district and submitted to the Secretary of the Association at least 20 days prior to the district meeting together with a statement of the nominee's background, qualifications, availability, and eligibility to serve, if elected.
(5)   No nominations from the floor shall be permitted at district meetings.
(6) At the district meeting next before the annual meeting at which the term of a director representing such district is due to expire, the members within the district shall elect a director to such position on the Board of Directors who shall fill such position immediately after the next ensuing annual meeting. Voting shall be by written ballot and each member within the district shall be entitled to one vote. The ballots shall be furnished by the Secretary of the Association and shall contain the names of all eligible nominees and the member which each represents. The nominee receiving the highest number of votes shall be elected. In the event of a tie vote, another vote shall be taken immediately with only the names of those tied with the highest number of votes appearing on the ballot.

(b) One candidate for each position in District No. 11, the term of which is due to expire, shall be elected by the members of District No. 11 and the Class D member shall determine the method of election. The person elected shall fill the position immediately.

Section 6.  Tenure of Office.

(a) At the first meeting of the board elected at the annual meeting held in 1971, the directors shall be divided by lot into three classes, two consisting of seven directors each, the third of eight directors. The directors of the first class shall hold office for a term of one year; the directors of the second class shall hold office for a term of two years; the directors of the third class shall hold office for a term of three years.

(b) Upon the expiration of each of said terms, directors elected thereafter shall serve for terms of three years or until their successors shall have been elected and shall have qualified.

(c) No director elected to represent Districts Nos. 1 to 10, inclusive, shall be elected to serve more than two consecutive full three-year terms.

(d) When a vacancy occurs on the Board of Directors, the remaining directors may by a majority vote elect a successor director to fill the vacant position, to hold office until the next succeeding district meeting. At such next meeting, a successor director shall be elected by the members in the district to fill the vacant position, to hold office for the balance of the term for said position; and in connection with this election, the Board of Directors shall make such provision as the board shall deem appropriate for the nomination of the candidates to be voted on by the members in the district. If the vacancy is in District No. 11 any successor director elected by the board or by the members in the district pursuant to this subsection (d) must be a person whose name is on a list of one or more nominees certified by the Class D member of District No. 11.

Section 7.  Qualifications.

(a) No person shall be eligible to become or remain a director of the Association who is not a director or trustee, or a manager, of a member, or who, except with respect to directors representing District No. 11, is a member of the governing board, or a director of any other organization of members which has national membership consisting of organizations which hold Class A, Class B, or Class C memberships in this Association.

(b) Upon establishment of the fact that a director is holding the office of director of this Association in violation of this section of the Bylaws, the board shall remove such board member from office, and declare this office vacant.

(c) Nothing contained in this section shall affect in any manner whatsoever the validity of any action taken at any meeting of the board.

Section 8.  Meetings.

(a) A regular meeting of the board shall be held within 30 days after the annual meeting of members. Regular meetings of the board shall also be held at such times and places within or without the District of Columbia as designated by the board. Such regular meetings may be held without notice other than in the resolution of the board fixing the time and place thereof.

(b) Special meetings of the board may be called by the President or by any seven directors, and it shall thereupon be the duty of the Secretary to cause notice of such meeting to be given as hereinafter provided. The President or directors calling the meeting shall fix the time and place for the holding of the meeting.

(c) Written notice of the time, place, and purpose of any special meeting of the board shall be delivered to each director by mail, or upon a default in duty by the Secretary, by the President, or the directors calling the meeting. Such notice shall be deemed to be delivered when deposited in the United States mail addressed to the director at his address as it appears on the records of the Association, with postage prepaid, at least ten days before the date set for this meeting.

Section 9. Quorum. A majority of the Board of Directors shall consitute a quorum for the transaction of business at any meeting; provided that if less than a majority are present at said meeting, a majority of those present may adjourn the meeting from time to time without further notice.

Section 10. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 11. Compensation. Directors shall not receive any salary for their services as such, except that members of the Association may by resolution authorize a fixed sum for each day or portion thereof spent on Association business. As authorized by the board, directors may be reimbursed for expenses actually and necessarily incurred in attending meetings of the board and in carrying out board business, or granted a reasonable per diem allowance by the board in lieu of detailed accounting for expenses.

ARTICLE V-Committees
The Board of Directors, in addition to other powers and authorities granted to it by law and these Bylaws, shall appoint such committees as it may deem proper and define the duties and prescribe the authority which such committees may exercise.

ARTICLE VI-Officers

Section 1. Number. The officers of the Association shall be a President, Vice President, Secretary-Treasurer, and such other officers as may be determined from time to time by the Board of Directors.

Section 2. Election and Term of Office. The officers shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the members, but no later than thirty days thereafter. The President, Vice President, and Secretary-Treasurer must be members of the Board of Directors.

Each officer shall hold office until the organization meeting of the Board of Directors held during or following the next succeeding annual meeting of the members, or until his successor shall have been duly elected and shall have qualified, subject to the provisions of these Bylaws with respect to the removal of officers. The incumbent Board of Directors serving for the ensuing year shall determine whether the election of officers shall be during, or subsequent to the adjournment of, the next annual members meeting. In lieu of such determination, the President shall specify in the agenda the time that the election of officers shall be conducted by the Board.

Section 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by a majority of the full Board of Directors whenever in its judgment the best interests of the Association would be served thereby.

Section 4. Vacancies. Except as otherwise provided in these Bylaws, a vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  President.  The President shall:

(a) preside at all meetings of the members and of the Board of Directors;

(b) sign with the Secretary certificates of membership, the issuance of which shall have been authorized by resolution of the Board of Directors, and may sign any deeds, mortgages, deeds of trust, notes, bonds, contracts, certificates, or other instruments authorized by the Board of Directors to be executed, except in cases in which the signing and execution thereof shall be delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Association, or shall be required by law to be otherwise signed or executed from time to time.

(c) in general perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time-to-time.

Section 6. Vice President. In the absence of the President or in the event of his inability or refusal to act, the Vice President shall perform the duties of the President, and, when so acting, shall have the powers of and be subject to all the restrictions upon the President and shall perform such other duties as from time to time may be assigned to him by the Board of Directors.

Section 7.  Secretary-Treasurer.  The Secretary-Treasurer shall:

(a) keep the minutes of the meetings of the members and the meetings of the Board of Directors in one or more books provided for that purpose;

(b) see that all notices are duly given in accordance with these Bylaws or as required by law, including all notices of meetings required to be held by these Bylaws;

(c) be custodian of the corporate records and of the seal of the Association and see that the seal of the Association is affixed to all certificates of membership prior to the issuance thereof and to all documents, the execution of which on behalf of the Association under its seal is duly authorized in accordance with the provisions of these Bylaws;

(d) keep a register of the post office address of each member which shall be furnished to the Secretary by such member;

(e) sign, with the President, certificates of membership, the issuance of which shall have been authorized by resolution of the Board of Directors;

(f) have general charge of the books of the Association in which a record of the members is kept;

(g) keep on file at all times a complete copy of the Bylaws of the As-sociation containing all amendments thereto, which copy shall always be open to the inspection of any member, and at the expense of the Association forward a copy of the Bylaws and of all amendments thereto to each member;

(h) have charge and custody of and be responsible for all funds and securities of the Association;

(i) receive and give receipt for monies due and payable to the Association from any source whatsoever, and deposit all such monies in the name of the Association in such bank or banks as shall be selected in accordance with the provisions of these Bylaws; and

(j) in general perform all the duties incident to the office of the Secretary-Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.

Section 8. Governor. The Board of Directors shall appoint a Governor to serve as the chief executive officer of the Association. The Governor shall be responsible for carrying out the policies of the Association and, except as to matters specifically reserved to the Board of Directors and the officers in these Bylaws or by law, shall supervise the conduct of the day-to-day business of the Association. The Governor may sign or countersign any deeds, mortgages, deeds of trust, notes, bonds, contracts, certificates, or other instruments authorized by the Board of Directors to be executed except in cases in which such signing or countersigning shall be delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Association or shall be required by law to be otherwise signed or countersigned.

Section 9. Bonds of Officers. The Board of Directors shall require the Secretary-Treasurer or any other officer or employee of the Association charged with responsibility for the custody of any of its funds or property to give bond, the premium for which shall be paid by the Association, in such sum and with such surety as the Board of Directors shall determine.

Section 10. Reports. The officers of the Association shall submit at each annual meeting of the members reports covering the business of the Association for the previous fiscal year and showing the condition of the Association at the close of such fiscal year.

ARTICLE VII-Removal of Directors and Officers
A director or officer may be removed with or without cause, by a vote of two-thirds of the members voting at a regular or special meeting. The director or officer involved shall have an opportunity to be heard at said meeting. A vacancy caused by any such removal shall be filled by the vote provided in the Bylaws for election of directors or officers, as the case may be.

ARTICLE VIII-Contracts, Checks, and Deposits
Section 1. Contracts. Except as otherwise provided in these Bylaws, the Board of Directors may authorize any officer or officers, agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Association, and such authority may be general or confined to specific instances.

Section 2. Checks, Drafts, Etc. All checks, drafts, or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Association shall be signed by such officer or officers, agent or agents, or employee or employees of the Association and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 3. Deposits. All funds of the Association shall be deposited from time to time to the credit of the Association in such bank or banks as the Board of Directors may select.

ARTICLE IX-Waiver of Notice
Any member, director, or officer may waive, in writing, before or after the meeting, any notice of meetings required to be given by these Bylaws.

ARTICLE X-Irregularities in Notice
Irregularities in the giving of any notice or the holding of any meeting provided for in these Bylaws shall not invalidate any action taken at such meeting.

ARTICLE XI-Allocation and Distribution of Net Savings

Section 1. Nonprofit Operation. The Association shall at all times be operated on a cooperative nonprofit basis for the primary and mutual benefit of its patrons. No interest or dividends shall be paid or payable on its certificates of membership.

All net savings, representing the excess of revenues over operating costs and expenses, shall be received by the Association with the understanding hat they are furnished by its patrons as capital and that the Association is obligated to pay by credits to a capital account and the reserve funds set up in Section 2 of this Article for each patron all such amounts in excess of operating costs and expenses, to patrons in proportion to their patronage.

Section 2. Reserve Funds. At the close of each fiscal year, not less than ten percent (10%) of the net savings of the Association as determined by the Board of Directors shall be placed in a reserve fund until such time as the fund shall equal at least fifty-percent (50%) of the capital paid-up. The amounts so placed in the reserve fund may be used in the general conduct of the Association business and shall be allocated on the books of the Association to patrons in proportion to their patronage, or in lieu of such allocation, the books and records of the Association shall afford a means for doing so.

Such reserves against bad debts and losses, and other reserves, shall be established as in the judgment of the Board of Directors are sufficient to assure the solvency of the Association and the achievement of its purposes, and to meet its obligations as they mature.

Section 3. Educational Fund. At the close of each fiscal year at least 1/4 of 1 per centum of the net savings of the Association, or such higher per centum as may be set by the Board of Directors, shall be placed in an educational fund to be used in teaching patrons the principles of cooperation.

Section 4. Patronage Capital Certificates. The books and records of the Association shall be set-up and kept in such a manner that at the end of each fiscal year the amount of patronage capital, if any, in the form of net savings so furnished by each patron is clearly reflected and credited in an appropriate record to the capital account of each patron. The Association may issue Patronage Capital Certificates, in form prescribed by the Board of Directors, which shall reflect the amount of patronage so credited to the patron's account. No dividends or interest shall be payable on such certificates. All such amounts credited to the capital account of any patron shall have the same status as though they had been paid to the patron in cash in pursuance of a legal obligation to do so and the patron had then furnished the Association corresponding amounts for capital.

All other amounts received by the Association from its operations in excess of costs and expenses shall, insofar as permitted by law, be (a) used to offset any losses incurred during the current or any prior fiscal year, and
(b) to the extent not needed for that purpose, allocated to its patrons on a patronage basis and any amount so allocated shall be included as a part of the capital credited to the accounts of patrons, as herein provided, or in lieu of such allocation, the books and records of the Association shall afford a means for doing so.

In the event of dissolution of the Association, outstanding Patronage Capital Certificates, if any, or the amounts of patronage capital reflected on the books and records of the Association shall be retired without priority on a pro rata basis in accordance with the provisions of Article IX of the Articles of Incorporation. If, at any time prior to dissolution, the Board of Directors shall determine that the financial condition of the Association will not be impaired thereby the capital then credited to patrons' accounts and the Patronage Capital Certificates evidencing same, if any, may be retired in full or in part. After February 11, 1992, the Board of Directors shall determine the method, basis, priority, and order of retirement, if any, for all amounts thereafter furnished as capital.

Capital credited to the account of each patron and Patronage Capital Certificates, if any, are not assignable or transferable except as the Board of Directors, acting under policies of general application, shall determine otherwise.

The patrons of the Association, by dealing with the Association, acknowledge that the terms and conditions of the Articles of Incorporation and Bylaws shall constitute and be a contract between the Association and each patron, and both the Association and the patron are bound by such contract as fully as though each patron had individually signed a separate instrument containing such terms and provisions.

ARTICLE XII-Seal
The corporate seal of the Association shall be in the form of a circle and shall have inscribed theron the name of the Association and the words "Corporate Seal, District of Columbia."

ARTICLE XIII-Miscellaneous

Section 1. Fiscal Year. The dates when the fiscal year of the Association shall begin and end shall be fixed by the Board of Directors.

Section 2. Books; Auditing. The Board of Directors shall cause to be established and maintained a complete accounting system. The board shall after the close of each fiscal year cause to be made by a Certified Public Accountant a full and complete audit of the accounts, books, and financial condition of the Association as of the end of such fiscal year. A written report of the audit, conforming with the requirements of Section 29-833 of the Act shall be submitted to the annual meeting of the members of the Association.

Section 3. Annual Report. An annual report shall be prepared and filed as required by Section 29-834 of the Act and a copy thereof shall be kept on file at the principal office of the Association.

Section 4. Rules of Order. The conduct of the meetings of this Association and its committees shall be governed by the latest available revision of Robert's Rules of Order except as such rules may be inconsistent with these Bylaws.

Section 5. Waiver of Notice of Meetings. Whenever any notice is required to be given of any meeting by law or by the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons or on behalf of the organization or organizations entitled to receive such notice, whether before or after the date and time stated therein, shall be equivalent and have the same effect as the giving of such notice. Presence without objection at a meeting of a person or on behalf of an organization entitled to notice of the meeting shall also constitute waiver of notice.

ARTICLE XIV-Indemnification and Bond

Section 1. Authorization. The Association shall indemnify and hold harmless any director, officer, employee, or agent from and against any expenses, judgments, fines, settlements, attorneys' fees, and other amounts actually and reasonably incurred in connection with any action, suit, or proceeding, whether threatened, pending, or completed, civil, criminal, administrative, or investigative, other than an action by or in the right of the Association by reason of the fact that such director, officer, employee, or agent was a director, officer, employee, or agent of the Association, to the full extent permitted by applicable law, if such director, officer, employee, or agent acted in good faith and in a manner such person reasonably believed to be in the best interest of the Association and, in the case of a criminal proceeding, not to be unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in the best interest of the Association and, in the case of a criminal proceeding, not to be unlawful.

Section 2. Procedure. Any indemnification under this Article shall be made by the Association only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee, or agent has met the applicable standard of conduct set forth in this Article XIV. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such action, suit, or proceeding. If such a quorum is not obtainable, such determination shall be made by independent legal counsel.

Section 3. Advance Payments. The Association may advance to its directors, officers, employees, and agents expenses incurred in defending any proceeding prior to the final disposition thereof in the manner permitted by applicable law upon receipt of an undertaking by or on behalf of such director, officer, employee, or agent for whom funds are being advanced that such director, officer, employee, or agent repay such amount provided, however, that such repayment need not be made if it shall be ultimately determined that such person is entitled to be indemnified by the Association as required in this Article or as authorized by law.

Section 4. Other Rights to Indemnification. The right of indemnification hereby given shall not be exclusive of any other rights such director, officer, employee, or agent may have whether by law or under any agreement, insurance policy, or otherwise.

ARTICLE XV-Amendments

These Bylaws may be altered, amended, or repealed by the affirmative vote of not less than two-thirds (2/3) of the members present and voting at any regular or special meeting provided that at such regular or special meeting notice of such meeting shall have contained a copy of the proposed alteration, amendment, or repeal. After any alteration, amendment, or repeal of these Bylaws has been adopted, all members shall be notified of such action as soon as is conveniently possible.

It shall require the affirmative vote of two-thirds (2/3) or more of all members in each of the 11 districts to amend, alter, or repeal Section 2(b) of Article I or this sentence of these Bylaws.